UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 25, 2006

Date of Report (Date of earliest
event reported)

NeoRx Corporation

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

300 Elliott Avenue West, Suite 500, Seattle, WA		98119-4114
(Address of principal executive offices)		(Zip Code)

(206) 281-7001

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.                                          Entry into a Material Definitive Agreement.

On April 26, 2006, NeoRx Corporation entered into indemnification agreements with each of its directors:  Gerald McMahon, Fred B. Craves, E. Rolland Dickson, Carl S. Goldfischer, Alan Glassberg, Robert M. Littauer, Nicholas J. Simon III, Alan A. Steigrod and David R. Stevens.

The Company’s Amended and Restated Articles of Incorporation (“Articles”) and Bylaws contain certain provisions, approved by Company shareholders, providing for indemnification of the Company’s directors and/or officers to the full extent permitted by Washington law (the “Statute”).  The indemnification agreements are intended to supplement the non-exclusive indemnification provisions in the Articles and Bylaws to provide additional protections against risks associated with directors’ service to the Company and to clarify directors’ rights with respect to indemnification in certain circumstances, in all cases consistent with the Statute.  The indemnification agreements set out, among other things, the process for determining entitlement to indemnification, the conditions to advancement of expenses, the procedures for directors’ enforcement of indemnification rights, the limitations on indemnification and requirements relating to the notice and defense of claims for which indemnification is sought.

All of the indemnification agreements contain identical terms.  The form of the indemnification agreements is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Section 2 – Financial Information

Item 2.01               Completion of Acquisition or Disposition of Assets

A description of the Company’s disposition of securities and the resulting change in control arising from the closing of the Company’s $65 million equity financing is set out in Item 5.01, which is incorporated herein by reference.

Section 3 – Securities and Trading Market

Item 3.02.              Unregistered Sales of Equity Securities.

A description of the Company’s unregistered sales of equity securities is set forth in Item 5.01, which is incorporated herein by reference.

Item 3.03.              Material Modification to Rights of Security Holders.

A description of the conversion of the Company’s outstanding shares of Series B convertible preferred stock, $0.02 par value, as part of the closing of Company’s $65 million equity financing is described in Item 5.01, which is incorporated herein by reference.  The Series B convertible preferred shares so converted have been retired and cancelled and will not be reissued.

Section 5 – Corporate Governance and Management

Item 5.01.                                          Changes in Control of Registrant.

On April 26, 2006, the Company completed its previously announced $65 million equity financing (the “Financing”), pursuant to the Securities Purchase Agreement dated as of February 1, 2006.

In connection with the Financing, the Company issued to accredited investors an aggregate of approximately 92.9 million shares of common stock at a cash purchase price of $0.70 per share, which amount includes shares of common stock received upon automatic conversion of $3.46 million principal amount of outstanding convertible promissory notes held by the investors pursuant to the Note and Warrant Purchase Agreement dated as of February 1, 2006 (the “Bridge Loan”).  Investors in the Financing also received five-year warrants (“Warrants”) to purchase an aggregate of approximately 27.9 million shares of common stock at an exercise price of $0.77 per share, which amount includes warrants to purchase an aggregate of approximately 2.5 million common shares issued on February 1, 2006, in connection the Bridge Loan.  Banc of America Securities, LLC, which acted as placement agent in the offering, received, in addition to a cash fee, a five-year warrant for an aggregate of 835,714 common shares on the same terms as the investors.

The securities issued and issuable in the Financing are being acquired in a private placement transaction meeting the requirements of Section 4(2) and/or Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), or in the case of foreign purchasers, Regulation S under the Securities Act, and have not been registered under the Securities Act or state securities laws and may not be offered of sold in the United States absent registration with the U.S. Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements.  Under the Securities Purchase Agreement, the Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issued in the Financing and issuable upon exercise of the Warrants.

Concurrent with the closing of the Financing, the holders of the 1,575 shares of Company’s Series B convertible preferred stock (“Series B stock”) outstanding converted their Series B shares into an aggregate of approximately 9.5 million shares of common stock (the “Conversion Shares”), reflecting an adjusted conversion rate of 6060.6061 per share of Series B stock.  The Series B holders are accredited investors and received their Conversion Shares in reliance on Section 4(2) and/or Regulation D under the Securities Act.  In reliance on Rule 144(k) under the Securities Act, 7.5 million of the Conversion Shares were issued as unrestricted shares.  The 2.0 million Conversion Shares issued as restricted shares have been registered with the SEC on an effective registration statement on Form S-3.

Upon completion of the Financing, including the conversion of the Series B shares, the Company’s outstanding common stock increased from approximately 34.3 million shares to approximately 136.8 million shares.  Entities affiliated with MPM Capital (“MPM”) acquired beneficial ownership of an aggregate of approximately 51.8 million common shares, or approximately 34.8% of the common shares outstanding immediately following the Financing.  Entities affiliated with Bay City Capital, LLC (“BCC”) acquired beneficial ownership of approximately 27.9 million common shares, or approximately 19.5% of the common shares outstanding immediately following the Financing.

Effective as of the closing and as provided in the Securities Purchase Agreement, Nicholas J. Simon III, a representative of MPM, was appointed to the Company’s board of directors, increasing the number of directors of the Company to nine.  Mr. Simon is a general partner of certain of the MPM funds that participated in the Financing and possesses capital interests in these funds. See the additional discussion under Item 5.02, which is incorporated herein by reference.  Two current members of the Company’s board, Fred B. Craves and Carl S. Goldfischer, are managing directors of BCC and possess capital and carried interests in the BCC funds that participated in the Financing.  As of the closing of the Financing, David R. Stevens replaced Dr. Goldfischer as a member of the audit committee of the Company’s board of directors.

Copies of the Securities Purchase Agreement, the Note and Warrant Purchase Agreement and the Warrants are included as Exhibits 10.2, 10.3 and 10.4 hereto and are incorporated herein by reference.  Copies of the press releases relating to the Financing are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein.

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)           Effective upon closing of the Financing, Nicholas J. Simon III, was named a director of the Company.  Under the Securities Purchase Agreement, the Company agreed to use its best efforts to cause one person designated by MPM and one person designated by mutual agreement of MPM and BCC, the lead investors in the Financing, to be nominated and elected to the Company’s board of directors.  The board appointed Mr. Simon to serve as a director upon the recommendation of MPM, increasing the size of the Board to nine directors.  Mr. Simon also was appointed to the compensation committee of the board.  MPM and BCC have not yet recommended a second designee.

Mr. Simon will serve until the Annual Meeting of Shareholders to be held on June 16, 2006, at which time he will stand, as a director nominee, for election by the shareholders, as described in the proxy statement for the Annual Meeting dated April 24, 2006, on file with the SEC.

MPM BioVentures III LLC and MPM BioVentures II GP, L.P. are the direct and indirect general partners of MPM BioVentures III, L.P., MPM BioVentures III-QP, L.P., MPM BioVentures GmbH & Co. Beteiligungs KG, and MPM BioVentures III Parallel Fund, L.P. (collectively, the “BVIII Funds”).  Mr. Simon is a member of MPM BioVentures III

LLC and MPM Asset Management Investors 2005 BVIII, LLC and possesses capital and carried interests in the BVIII Funds.  The BVIII Funds, MPM BioVentures III LLC and MPM Asset Management Investors 2005 BVIII, LLC are beneficial owners of an aggregate of approximately 46.2 million shares of common stock, representing approximately 31.3% of the common shares of the Company outstanding immediately following the Financing.  See the additional information set out in Item 5.01, which is incorporated herein by reference.

Item 5.03.                                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Special Meeting of Shareholders held on April 25, 2006, the Company’s shareholders approved an amendment of the Company’s Articles of Incorporation to increase the number of authorized common shares from 150 million shares to 200 million shares.  The Articles of Amendment were filed with the Secretary of State of the State of Washington on April 25, 2006 and became effective on that date.

A copy of the Articles of Amendment is attached as Exhibit 3.1 and incorporated herein by reference.

Section 8 – Other Events

Item 8.01.                                          Other Events.

On April 25, 2006, the Company announced the expansion of its Phase II clinical trial of picoplatin for lung cancer into selected Eastern European countries and the treatment of the first patient there.

See press release dated April 25, 2006 attached hereto as Exhibit 99.3 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                  Exhibits.

3.1           Articles of Amendment dated April 25, 2006

10.1         Form of Indemnification Agreement dated as of April 26, 2006, between the Company and each of Gerald McMahon, Fred B. Craves, E. Rolland Dickson, Carl S. Goldfischer, Alan Glassberg, Robert M. Littauer, Nicholas J. Simon III, Alan A. Steigrod and David R. Stevens

10.2         Securities Purchase Agreement dated as of February 1, 2006, by and among the Company and the Purchasers named therein, including the form of Offering Warrant (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 3, 2006)

10.3         Note and Warrant Purchase Agreement dated as of February 1, 2006, by and among the Company and the Purchasers named therein (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 3, 2006)

10.4         Form of Bridge Warrant dated as of February 1, 2006 (incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on February 3, 2006)

99.1         Press release dated April 25, 2006, announcing shareholder approval of Financing

99.2         Press release dated April 26, 2006, announcing completion of Financing

99.3         Press release dated April 25, 2006, announcing expansion of clinical trials into Eastern Europe

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoRx Corporation

Dated: April 28, 2006	By:	s/Susan D. Berland
Name: Susan D. Berland Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1

Articles of Amendment dated April 25, 2006

10.1

Form of Indemnification Agreement dated as of April 26, 2006, between the Company and each of Gerald McMahon, Fred B. Craves, E. Rolland Dickson, Carl S. Goldfischer, Alan Glassberg, Robert M. Littauer, Nicholas J. Simon III, Alan A. Steigrod and David R. Stevens

10.2

Securities Purchase Agreement dated as of February 1, 2006, by and among the Company and the Purchasers named therein, including the form of Offering Warrant (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 3, 2006)

10.3

Note and Warrant Purchase Agreement dated as of February 1, 2006, by and among the Company and the Purchasers named therein (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 3, 2006)

10.4

Form of Bridge Warrant dated as of February 1, 2006 (incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on February 3, 2006)

99.1

Press release dated April 25, 2006, announcing shareholder approval of Financing

99.2	Press release dated April 26, 2006, announcing completion of Financing

99.3	Press release dated April 25, 2006, announcing expansion of clinical trials into Eastern Europe